                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROBERT C. WOODWORTH and ALAN G. SILVERGLAT, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Pulitzer Inc.'s Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, and any amendments thereto, with the Securities and Exchange Commission and New York Stock Exchange, Inc., granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Signature                                    Title                                  Date
           ---------                                    -----                                  ----
      /s/ Robert C. Woodworth                 Director; President and                     January 29, 2003
---------------------------------              Chief Executive Officer
       (Robert C. Woodworth)                (Principal Executive Officer)


      /s/ Alan G. Silverglat                Senior Vice President-Finance                 January 29, 2003
---------------------------------     (Principal Financial and Accounting Officer)
       (Alan G. Silverglat)

         /s/ William Bush                             Director                            January 29, 2003
---------------------------------
          (William Bush)

      /s/ Susan T. Congalton                          Director                            January 29, 2003
---------------------------------
       (Susan T. Congalton)

       /s/ Ken J. Elkins                              Director                            January 29, 2003
---------------------------------
        (Ken J. Elkins)

        /s/ Alice B. Hayes                            Director                            January 29, 2003
---------------------------------
        (Alice B. Hayes)

        /s/ David E. Moore                            Director                            January 29, 2003
---------------------------------
        (David E. Moore)

      /s/ Emily Rauh Pulitzer                         Director                            January 29, 2003
---------------------------------
      (Emily Rauh Pulitzer)

      /s/ Michael E. Pulitzer                         Director                            January 29, 2003
---------------------------------
       (Michael E. Pulitzer)

       /s/ Ronald H. Ridgway                          Director                            January 29, 2003
---------------------------------
        (Ronald H. Ridgway)

     /s/ James M. Snowden Jr.                         Director                            January 29, 2003
---------------------------------
     (James M. Snowden, Jr.)